EXHIBIT 4(d)
AMENDMENT NO. 5 TO
THE GORMAN-RUPP COMPANY 401(k) PLAN
(As Amended and Restated as of August 1, 2000)
          The Gorman-Rupp Company hereby adopts this Amendment No. 5 to The Gorman-Rupp Company 401(k) Plan (As Amended and Restated as of August 1, 2000) (the “Plan”). Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined. The provisions of this Amendment shall be effective as of January 1, 2003.
I.
          The last sentence of Section 8.5 of the Plan is hereby amended in its entirety to read as follows:
“For purposes of this Section, distributions elected to be made in accordance with section 401(a)(9) of the Code shall be made in accordance with the provisions of Section 8.14.”
II.
          Article VIII of the Plan is hereby amended by adding the following new Section 8.14 to the end thereof:
     “8.14 Distributions Pursuant to Section 401(a)(9) of the Code.
     (1) Definitions. For the purposes of this Section, the following terms, when used with initial capital letters, shall have the following respective meanings:
          (a) Designated Beneficiary: The person who is designated as the Beneficiary (as defined in Section 1.1(7)) and is the designated beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

          (b) Distribution Calendar Year: A calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member’s Required Beginning Date. For distributions beginning after the Member’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under paragraph (b) of Subsection (3) below. The required minimum distribution for the Member’s first Distribution Calendar Year will be made on or before the Member’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Member’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.
          (c) Life Expectancy: Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.
          (d) Member’s Account Balance: The Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (the “Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

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          (e) Required Beginning Date: The applicable date specified in Subsection (3) below.
     (2) General Rules. Notwithstanding any provision of the Plan to the contrary, all distributions under the Plan shall be made in accordance with this Section and the Treasury Regulations issued under section 401(a)(9) of the Code, provided that this Section and such Treasury Regulations shall override the other distribution provisions of the Plan only to the extent required by the provisions of section 401(a)(9) of the Code and such Treasury Regulations.
     (3) Time of Distribution. (a) The Member’s entire interest will be distributed, or begin to be distributed, to the Member no later than the Member’s Required Beginning Date. Except as described in paragraph (b) below, the Required Beginning Date of a Member who is a 5% owner (as defined in Section 416 of the Code) shall be the April 1 of the calendar year following the calendar year he attains age 70 1/2 and the Required Beginning Date of any other Member shall be the April 1 of the calendar year following the later of (i) the calendar year he terminates employment or (ii) the calendar year he attains age 70 1/2. Notwithstanding the foregoing, a Member who is not a 5% owner may elect to have his entire interest distributed, or begin to be distributed, by the April 1 of the year following his attainment of age 70 1/2.
          (b) If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:
          (i) If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, then, unless the election described in paragraph (d) below is made, distributions to

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the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1/2, if later.
          (ii) If the Member’s surviving Spouse is not the Member’s sole Designated Beneficiary, then, unless the election described in paragraph (d) below is made, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.
          (iii) If there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.
          (iv) If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary and the surviving Spouse dies after the Member, but before distributions to the surviving Spouse begin, this paragraph (b), other than subparagraph (i) above, will apply as if the surviving Spouse were the Member.
          (c) For purposes of this Section, unless subparagraph (iv) of paragraph (b) above applies, distributions are considered to begin on the Member’s Required Beginning Date. If subparagraph (iv) of paragraph (b) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subparagraph (i) of paragraph (b) above.
          (d) Notwithstanding the foregoing, if a Member dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not

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required to begin by the Required Beginning Date specified above if the Member or the Beneficiary elects, on an individual basis, that the Member’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Member’s death; provided, however, that if the Member’s surviving Spouse is the Member’s sole Designated Beneficiary and the surviving Spouse dies after the Member, but before distributions to either the Member of the surviving Spouse begin, this election will apply as if the surviving Spouse were the Member. The election provided in this paragraph (d) must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin, or by September 30 of the calendar year which contains the fifth anniversary of the Member’s (or, if applicable, surviving Spouse’s) death.
     (4) Required Minimum Distributions During Member’s Lifetime. (a) During the Member’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:
          (i) the quotient obtained by dividing the Member’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s age as of the Member’s birthday in the Distribution Calendar Year; or
          (ii) if the Member’s sole Designated Beneficiary for the Distribution Calendar Year is the Member’s Spouse, the quotient obtained by dividing the Member’s Account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the

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Treasury Regulations, using the Member’s and Spouse’s attained ages as of the Member’s and Spouse’s birthdays in the Distribution Calendar Year.
          (b) Required minimum distributions will be determined under this Subsection (4) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Member’s date of death.
     (5) Required Minimum Distributions After Member’s Death.
          (a) Death on or after date distributions begin:
          (i) If the Member dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the longer of the remaining Life Expectancy of the Member or the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as follows:
(A) The Member’s remaining Life Expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.
(B) If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Member’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

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(C) If the Member’s surviving Spouse is not the Member’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.
          (ii) If the Member dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the Member’s remaining Life Expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.
          (b) Death before date distributions begin:
          (i) If the Member dies before the date distributions begin and there is a Designated Beneficiary, then, unless the election described in paragraph (d) of Subsection (3) above is made, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as provided in paragraph (a) above.
          (ii) If the Member dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

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          (iii) If the Member dies before the date distributions begin, the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under subparagraph (i) of Subsection (3)(b) above, this paragraph (b) will apply as if the surviving Spouse were the Member.”
EXECUTED this 1st day of June, 2004.

THE GORMAN-RUPP COMPANY
By:	/s/ JEFFREY S. GORMAN
Name:	Jeffrey S. Gorman
Title:	President and Chief Executive Officer

By:	/s/ ROBERT E. KIRKENDALL
Name:	Robert E. Kirkendall
Title:	Senior Vice President and Chief Financial Officer

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AMENDMENT NO. 6 TO
THE GORMAN-RUPP COMPANY 401(k) PLAN
(As Amended and Restated as of August 1, 2000)
     The Gorman-Rupp Company hereby adopts this Amendment No. 6 to The Gorman-Rupp Company 401(k) Plan (As Amended and Restated as of August 1, 2000) (the “Plan”), effective as of the dates specified herein. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
I.
     Effective as of January 3, 2006, Section 1.1(7) of the Plan is hereby amended in its entirety to read as follows:
     “(7) Beneficiary: A Member’s Spouse or, if he has no Spouse or his Spouse (in the manner hereinafter described in this Subsection (7)) to the designation hereinafter provided for in this Subsection (7), such person or persons other than, or in addition to, his Spouse as may be designated by a Member as his death beneficiary under the Plan. Such a designation may be made, revoked or changed only by an instrument (in form acceptable to the Committee) which is signed by the Member, which, if he has a Spouse, includes his Spouse’s written consent to the action to be taken pursuant to such instrument (unless such action results in the Spouse being named as the Member’s sole Beneficiary), and which is filed with the Committee before the Member’s death. A Spouse’s consent required by this Subsection (7) shall be signed by the Spouse, shall acknowledge the effect of such consent, shall be witnessed by a member of the Committee or by a notary public and shall be effective only with respect to such Spouse. At any time when all the persons designated by the Member as his Beneficiary have ceased to exist, his Beneficiary shall be his Spouse or, if he does not then have a Spouse, the

Member’s estate. If a Member has no Spouse and he has not made an effective Beneficiary designation pursuant to this Subsection (7), his Beneficiary shall be determined by the Committee as provided in the immediately preceding sentence. A person (or persons) designated by a Member as his Beneficiary who or which ceases to exist shall not be entitled to any part of any payment thereafter to be made to the Member’s Beneficiary unless the Member’s designation specifically provided to the contrary or unless the Member’s Beneficiary is his Spouse who shall have survived him, in which event any remaining payments shall be made to such Spouse’s estate unless the Member has otherwise provided and the Spouse has consented thereto as hereinabove set forth. If two or more persons designated as a Member’s Beneficiary are in existence, any action permitted or required to be taken by a Beneficiary pursuant to any provision of the Plan shall not be effective unless such action is taken by all such persons other than any contingent Beneficiary who is not entitled to any payment under the Plan until after another then existing Beneficiary ceases to exist; and if all such persons cannot agree in respect of any such action required to be taken by a Beneficiary, such action shall be taken by the Committee and shall be binding on all such persons to the extent permitted by applicable law.”
II.
     Effective as of January 3, 2006, Section 1.1(26) of the Plan is hereby amended in its entirety to read as follows:
     “(26) Gorman-Rupp Stock Fund: One of the Investment Funds which shall be invested and reinvested in Gorman-Rupp Stock and in cash or cash equivalents to the extent needed for liquidity purposes.”

III.
     Effective as of January 1, 2006, Section 1.1(27) of the Plan is hereby amended in its entirety to read as follows:
“(27) Hardship: Financial need on the part of a Member on account of:
(a) expenses for (or necessary to obtain) medical care that would be deductible under section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);
(b) costs directly related to the purchase of a principal residence for the Member (excluding mortgage payments);
(c) payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Member, or the Member’s Spouse, children, or dependents (as defined in section 152 of the Code, and, for taxable years beginning on or after January 1, 2005, without regard to section 152(b)(1), (b)(2) and (d)(1)(B) of the Code);
(d) payments necessary to prevent the eviction of the Member from the Member’s principal residence or foreclosure on the mortgage on that residence;
(e) payments for burial or funeral expenses for the Member’s deceased parent, Spouse, children or dependents (as defined in section 152, and, for taxable years beginning on or after January 1, 2005, without regard to section 152(d)(1)(B) of the Code);

(f) expenses for the repair of damage to the Member’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or
(g) any other financial need which the Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, may from time to time designate as a deemed immediate and heavy financial need.”
IV.
     Effective as of January 3, 2006, Section 1.1(30) of the Plan is hereby deleted in its entirety without renumbering the subsections that follow.
V.
     Effective as of January 3, 2006, Section 1.1(41) of the Plan is hereby amended in its entirety to read as follows:
     “(41) Trust Agreement: The Trust Agreement between the Company and the Trustee providing among other things for the Trust and the investment of the Trust Fund, as such Trust Agreement may be amended or restated from time to time, or any trust agreement superseding the same.”
VI.
     Effective as of January 3, 2006, Section 1.1(43) of the Plan is hereby amended in its entirety to read as follows:
     “(43) Trustee: The trustee or trustees under the Trust Agreement or its or their successor or successors in trust under such Trust Agreement.”

VII.
     Effective as of January 3, 2006, Section 2.3 of the Plan is hereby amended in its entirety to read as follows:
     “2.3 Contributing Membership. Any Eligible Employee who was a Contributing Member on January 2, 2006 shall continue to be a Contributing Member on January 3, 2006, unless he has elected to suspend his Before-Tax Contributions pursuant to Section 3.4. An Employee who first becomes an Eligible Employee (or again becomes an Eligible Employee after ceasing to be an Eligible Employee) on or after January 3, 2006 shall become a Contributing Member, as of the first payroll date after becoming an Eligible Employee (or as soon as administratively possible thereafter), pursuant to an Automatic Salary Reduction Election, unless such Eligible Employee affirmatively elects at least ten days before such payroll date pursuant to a Salary Reduction Agreement filed in accordance with procedures established by the Committee to have Before-Tax Contributions contributed to the Trust on his behalf, or otherwise elects in accordance with procedures established by the Committee not to have Before-Tax Contributions contributed to the Trust on his behalf. An Eligible Employee’s Salary Reduction Agreement shall include (a) his authorization to his Employer to withhold from, or reduce, each payment of Credited Compensation made to him after the date his Salary Reduction Agreement is effective by the amount designated in such Agreement and to have his Employer pay the same amount to the Trust as Before-Tax Contributions, and (b) his direction that the Before-Tax Contributions and Employer Contributions made for him be invested in any one or more of the Investment Funds, as provided in Section 6.4.”

VIII.
     Effective as of January 3, 2006, Section 3.1 of the Plan is hereby amended in its entirety to read as follows:
     “3.1 Amount of Contributions. A Member who files a Salary Reduction Agreement as provided in Section 2.3 shall agree to have his Employer make Before-Tax Contributions for him to the Trust of (1) up to 15% (in 1% increments) in the case of a Member who is a “highly compensated Eligible Employee” (within the meaning of Section 5.2(3) and (2) up to 40% (in 1% increments) in the case of any other Member, of his unreduced Credited Compensation through equal percentage reductions of each payment of Credited Compensation otherwise payable to him. A Member who becomes a Contributing Member pursuant to an Automatic Salary Reduction Election as provided in Section 2.3 shall be deemed to agree to have his Employer make Before-Tax Contributions for him to the Trust of 4% of his unreduced Credited Compensation through equal percentage reductions of each payment of Credited Compensation otherwise payable to him.”
IX.
     Effective as of January 3, 2006, Section 3.3 of the Plan is hereby amended in its entirety to read as follows:
     “3.3 Changes in Contributions. The percentage of Before-Tax Contributions elected (or deemed elected) to be made by a Member pursuant to Section 3.1 shall continue in effect, notwithstanding any changes in the Member’s Credited Compensation. A Member may, however, in accordance with the percentages permitted by Section 3.1, change the percentage of his Before-Tax Contributions effective as of the next payroll date (or as soon as administratively possible thereafter) in accordance with procedures established by the Committee.”
X.
          Effective as of January 1, 2004, Section 3.6 of the Plan is hereby amended by inserting the following at the end thereof
“In furtherance of, but without limiting the foregoing, effective January 1, 2004, (1) the percentage limitations described in Section 3.1 shall not apply to Catch-Up Before -Tax Contributions, (2) Before-Tax Contributions made by Members eligible to make Catch-Up Before-Tax Contributions for a Plan Year which exceed (a) the percentage limits described in Section 3.1, (b) the statutory limits described in Sections 5.1 or 5.5, or (c) the limits specified by the Company pursuant to Section 5.4, shall be treated as Catch-Up Before-Tax Contributions, and (3) Catch-Up Before-Tax Contributions shall be permitted to be made pro-rata throughout the Plan Year on a payroll-by payroll basis: provided, however, that whether Before-Tax Contributions are in excess of any applicable limit and therefore shall be treated as Catch-Up Before-Tax Contributions shall be determined as of the end of the Plan Year.”
XI.
          Effective as of January 3, 2006, the first sentence of Section 6.1 of the Plan is hereby amended to read as follows:
“The Trust Fund shall be divided into Investment Funds, which shall include the Gorman-Rupp Stock Fund.”

XII.
          Effective as of January 3, 2006, the third sentence of Section 6.4 of the Plan is hereby amended by deleting the phrase “the Money Market Fund” where it appears therein and substituting therefor “the Investment Fund designated by the Committee for such purpose”.
XIII.
          Effective as of January 3, 2006, Section 6.6(1) of the Plan is hereby amended by inserting the following at the end thereof:
     “Each loan shall be charged against the Member’s Sub-Accounts in the order established by the Committee.”
XIV.
          Effective as of January 3, 2006, Section 6.6(4) of the Plan is hereby amended in its entirety to read as follows:
          “(4) For each Member for whom a loan is authorized pursuant to this Section, the Committee shall (a) direct the Trustee to liquidate the Member’s interest pro-rata from the Investment Funds in which the Member’s Account is invested, (b) direct the Trustee to disburse such funds to the Member upon the Member’s execution of the promissory note and security agreement referred to in Subsection (5)(d) of this Section, (c) transmit to the Trustee the executed promissory note and security agreement referred to in Subsection (5)(d) of this Section, and (d) establish and maintain a separate recordkeeping account within the Member’s Account (the “Loan Account”) (i) which initially shall be in the amount of the loan, (ii) to which the funds for the loan shall be deemed to have been allocated and then disbursed to the Member, (iii) to which the promissory note shall be allocated and (iv) which shall show the unpaid principal of and interest on the promissory note from time to time. All payments of principal and interest by a Member shall be credited initially to his Loan Account and applied against the Member’s promissory note, and then invested in the Investment Funds pursuant to the Member’s direction under Section 6.1.”
XV.
          Effective as of March 28, 2005, Section 8.3 of the Plan is hereby amended by inserting the following at the end thereof:
“If a lump sum payable to a Member pursuant to this Section 8.3 exceeds $1,000 but does not exceed $5,000, and the Member does not elect, within such period and in accordance with such procedures as the Administrator shall prescribe, to have the lump sum paid directly to an ‘eligible retirement plan’ in a direct rollover as provided in Section 8.11 or to receive the lump sum directly, the Administrator shall cause the distribution to be paid in a direct rollover to an individual retirement plan designated by the Administrator.”
XVI.
          Effective as of January 3, 2006, Section 8.6 of the Plan is hereby amended in its entirety to read as follows:
          “8.6 Withdrawals on Hardship. (1) Pursuant to procedures prescribed by the Committee, effect as of any Valuation Date, a Member who has established the existence of a Hardship may withdraw in cash such portion of his Rollover Contributions Sub-Account, if any, as is necessary to alleviate such Hardship (as determined under Subsection (5) of this Section).
          (2) Pursuant to the procedures prescribed by the Committee, effective as of any Valuation Date, a Member who has withdrawn his entire Rollover Contributions Sub-

Account and who has established the existence of a Hardship may withdraw in cash such part of his Employer Profit Sharing Contributions Sub-Account, if any, as is necessary to alleviate such Hardship (as determined under Subsection (5) of this Section).
          (3) Pursuant to the procedures prescribed by the Committee, effective as of any Valuation Date, a Member who has withdrawn his entire Rollover Contributions Sub-Account and his Employer Profit Sharing Contributions Sub-Account and who has established the existence of a Hardship may withdraw in cash such part of his Employer Matching Contributions Sub-Account, if any, as is necessary to alleviate such Hardship (as determined under Subsection (5) of this Section).
          (4) Pursuant to the procedures prescribed by the Committee, effective as of any Valuation Date, a Member who has withdrawn his entire Rollover Contributions Sub-Account, his entire Employer Profit Sharing Contributions Sub-Account and his entire Employer Matching Contributions Sub-Account and who has established the existence of a Hardship may withdraw in cash such part of his Before-Tax Contributions Sub-Account (except any earnings allocated thereto) as is necessary to alleviate such Hardship (as determined under Subsection (5) of this Section).
          (5) For purposes of this Plan, a withdrawal will be treated as being necessary to alleviate such Hardship only if (a) the withdrawal does not exceed the amount necessary to meet such financial needs (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution); (b) the Member has obtained all distributions, other than hardship withdrawals, and all nontaxable (at the time of the loan) loans currently available under the Plan and any other plan maintained by any Employer; and (c) the Member’s Before-Tax Contributions (or any comparable contributions to any other plan maintained by any Employer) are suspended for a period of 6 months following receipt of the Hardship withdrawal. For purposes of the preceding sentence, the phrase “any other plan maintained by any Employer” means any other qualified or nonqualified deferred compensation plan maintained by any Employer, including a stock option, stock purchase or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code, and such phrase shall be interpreted in a manner consistent with Treasury regulations issued under Section 401(k) of the Code.
          (6) Notwithstanding any other provision of the Plan to the contrary, a Former Flo-Pak Plan Member may not withdraw any amounts held in his Flo-Pak Plan Employee Contributions Sub-Account or his Flo-Pak Plan Employer Contributions Sub-Account on account of a Hardship.”
XVII.
          Effective as of January 3, 2006, Article VIII of the Plan is hereby amended by inserting the following new Section, immediately following Section 8.6, to read as follows:
          “8.6A Other Withdrawals. (1) A Member, who is an Employee and who is at least age 59 1/2, may withdraw from the Plan all or any part of his Account; provided, however, that any such withdrawal shall be in an amount not less than $1,000, or if the Account balance is less than $1,000, the entire Account balance. Any such withdrawal shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Committee, and shall be made pro-rata from the Member’s Sub-Accounts.

          (2) A Member may withdraw from the Plan all or any part of his Rollover Contributions Sub-Account; provided, however, that any such withdrawal shall be in an amount not less than such minimum amount as the Committee may establish to facilitate administration of the Plan.”
XVIII.
          Effective as of January 3, 2006, Section 8.7 of the Plan is hereby amended in its entirety to read as follows:
          “8.7 Order of Distributions and Withdrawals. In the event a distribution or withdrawal is to be made from the Trust Fund pursuant to any provision of the Plan or Trust Agreement and its necessary to liquidate part (but not all) of the Member’s Account which is invested in more than one Investment Fund, such distribution or withdrawal will be taken pro-rata from the Investment Funds in which the Member’s Account is invested.
XIX.
          Effective as of January 3, 2006, Section 8.12 of the Plan is hereby amended in its entirety to read as follows:
          “8.12 Distribution of Gorman-Rupp Stock. Notwithstanding the preceding provisions of this Article, a Member or Beneficiary who is eligible to receive a distribution under Section 8.2, 8.3 or 8.4 or a withdrawal under Section 8.6A (but not Section 8.6) may elect to receive that portion of his distribution which is attributable to his interest in the Gorman-Rupp Stock Fund in the form of whole shares of Gorman-Rupp Stock and cash with respect to the remainder of his interest in such Fund.”

XX.
          Effective as of January 3, 2006, the first sentence of Section 9.1 of the Plan is hereby amended in its entirety to read as follows:
“The Company has appointed the Trustee to act under the Plan and has executed the Trust Agreement with such Trustee.”
XXI.
          Effective as of January 3, 2006, Section 12.3 of the Plan is hereby amended in its entirety to read as follows:
          “12.3 Delegation of Fiduciary Responsibilities. (1) The Company or Committee may delegate to any person or persons any one or more powers, functions, duties and/or responsibilities with respect to the Plan or the Trust Fund, other than trustee responsibilities (as defined in Section 405(c) of the Act) assigned to the Trustee by the Trustee Agreement or some other Section of the Plan. However, no such power, function, duty or responsibility which is assigned to a Fiduciary (other than the Company) pursuant to the Trust Agreement or some other Section of the Plan shall be so delegated without the written consent of such Fiduciary.
          (2) Any delegation pursuant to Subsection (1) of this Section, (a) shall be signed by the delegator, be delivered to and accepted in writing by the delegatee, (b) shall contain such provisions and conditions relating to such delegation as the delegator deems appropriate, (c) shall specifically designate the powers, functions, duties and responsibilities therein delegated, (d) may be amended from time to time by written agreement signed by the delegator and the delegatee and (e) may be revoked (in whole or in part) at any time by written notice (i) from the delegator delivered to the delegatee or (ii) from the delegatee delivered to the delegator.”
EXECUTED this 22nd day of December, 2005.

THE GORMAN-RUPP COMPANY

By:	/s/ JEFFREY S. GORMAN

Name:	Jeffrey S. Gorman
Title:	President and Chief Executive Officer

And:	/s/ ROBERT E. KIRKENDALL

Name:	Robert E. Kirkendall
Title:	Senior Vice President and
Chief Financial Officer

AMENDMENT NO. 7 TO
THE GORMAN-RUPP COMPANY 401(k) PLAN
(As Amended and Restated as of August 1, 2000)
     The Gorman-Rupp Company hereby adopts this Amendment No. 7 to The Gorman-Rupp Company 401(k) Plan (As Amended and Restated as of August 1, 2000) (the “Plan”), effective as January 1, 2006, unless otherwise provided herein. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
I.
     Effective as of January 1, 2007, Section 1.1(19) of the Plan is hereby amended in its entirety to read as follows:
     “(19) Employer Contributions: Employer Matching Contributions (including Employer Matching Contributions made under the Plan prior to August 1, 2000), Restricted Employer Matching Contributions and Employer Profit Sharing Contributions.”
II.
     Effective as of January 1, 2007, Section 1.1(34) of the Plan is hereby amended in its entirety to read as follows:
     “(34) Restricted Employer Matching Contributions. Employer matching contributions made under the Plan prior to January 1, 2007 and on or after August 1, 2000.”
III.
     Effective as of January 1, 2007, Subsection (35) of Section 1.1 of the Plan is hereby deleted in its entirety without renumbering the Subsections that follow.

IV.
     Clause (b) of the last sentence of Section 2.3 of the Plan is hereby amended by deleting the words “and Employer Contributions” where they appear therein.
V.
     Section 3.5 of the Plan is hereby amended by inserting the following new sentence at the end thereof:
“Notwithstanding the foregoing, the Plan shall not accept as a Rollover Contribution any amounts distributed from a designated Roth account (as defined in Section 402A of the Code) or from a Roth IRA (as defined in section 408A of the Code).”
VI.
     Effective as of January 1, 2007, Section 3.6 of the Plan is hereby amended by deleting the phrase “or Restricted Employer Matching Contributions under Section 4.1(2) of the Plan” where it appears therein.
VII.
     Effective as of January 1, 2007, Section 4.1 of the Plan is hereby amended in its entirety to read as follows:
     “4.1 Amount of Employer Contributions. (1) Subject to the provisions of the Plan and Trust Agreement and to the extent it lawfully may, each Employer shall contribute to the Trust on account of each Plan Year commencing on or after January 1, 2007, out of its net earnings for such Plan Year, and/or its accumulated earnings from prior Plan Years, an amount (the “Employer Matching Contributions”), in the form of cash or Gorman-Rupp Stock as determined by the Employer in its discretion, equal to 40% of the first 4% of Before-Tax

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Contributions made during such period or Plan Year pursuant to Section 3.1 for its Employees who are entitled to an allocation of Employer Matching Contributions for such Plan Year pursuant to Section 4.4.
     (2) As used in this Section, the terms “net earnings” and “accumulated earnings” shall mean the net earnings and accumulated earnings, respectively, of each Employer as determined by the auditor of such Employer in accordance with generally accepted accounting principles.”
VIII.
     Effective as of January 1, 2007, Section 4.2 of the Plan is hereby amended in its entirety to read as follows:
     “4.2 Time for Making Employer Contributions. Each Employer shall make its Employer Matching Contributions to the Trust not later than 30 days after the end of each calendar month and such Contributions shall be equal to 40% of the first 4% of Before-Tax Contributions made during such calendar month for Members who are Employees of such Employer and who are entitled to an allocation of the Employer’s Employer Matching Contributions for such calendar month pursuant to Section 4.4.”
IX.
     Effective as of January 1, 2007, Section 4.4 of the Plan is hereby amended in its entirety to read as follows:
     “4.4 Allocation of Employer Matching Contributions. Each Employer Matching Contribution made in respect of a calendar month pursuant to Section 4.2 shall, subject to the provisions of Articles V and XVI, be allocated and credited to the Account of each

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Employee of the Employer for whom Before-Tax Contributions were made during such calendar month, with each such Employee being credited with a portion of such Employer’s Employer Matching Contribution equal to 40% of the first 4% of Before-Tax Contributions made for him pursuant to Section 3.1 during such calendar month. Notwithstanding the foregoing, for purposes of this Subsection, the term “Before-Tax Contributions” shall not include any Catch-Up Before-Tax Contributions (as defined in Section 3.6).”
X.
     Section 5.1(1) of the Plan is hereby amended in its entirety to read as follows:
     “(1) Notwithstanding the foregoing provisions of Articles III and IV, and except to the extent permitted under Section 3.6 of the Plan and section 414(v) of the Code, the sum of a Member’s Before-Tax Contributions shall not, for any taxable year of such Member commencing on or after January 1, 2006, exceed $15,000 (as such amount may be adjusted for increases in the cost of living pursuant to section 402(g) of the Code). For purposes of this Section a Member’s Before Tax Contributions shall include (a) any employer contribution made under any qualified cash or deferred arrangement as defined in section 401(k) of the Code to the extent not includible in gross income for the taxable year under section 402(e)(3) of the Code or to the extent includible in gross income for the taxable year under Section 402A of the Code (determined without regard to section 402(g) of the Code), (b) any employer contribution to the extent not includible in gross income for the taxable year under section 402(h)(1)(B) of the Code (determined without regard to section 402(g) of the Code), (c) any employer contribution to purchase an annuity contract under section 403(b) of the Code under a salary reduction

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agreement within the meaning of section 3121(A)(5)(D) of the Code, and (d) any elective contributions under section 408(p)(2)(A)(i) of the Code.”
XI.
     Section 5.1(3) of the Plan is hereby amended in its entirety to read as follows:
     “(3) In the event that a portion of a Member’s Before-Tax Contributions are distributed to him pursuant to Subsection (2) of this Section, Restricted Employer Matching Contributions, or effective January 1, 2007, Employer Matching Contributions made with respect to such Before-Tax Contributions (and any income allocable thereto) shall be forfeited and applied to reduce future Restricted Employer Matching Contributions, or effective January 1, 2007, Employer Matching Contributions required to be made under the Plan.”
XII.
     The last sentence of Section 5.2(1) of the Plan is hereby deleted and the following sentences are substituted therefor:
“If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of sections 401(a)(4) or 410(b) of the Code, such arrangements included in such plans shall be treated as one arrangement for the purposes of this Subsection. If any highly compensated Eligible Employee is a participant under two or more cash or deferred arrangements of the Controlled Group, all such arrangements shall be treated as one cash or deferred arrangement for purposes of determining the deferral percentage with respect to such Eligible Employee and in the event that such arrangements have different plan years, all Before-Tax Contributions made during the Plan Year under all such arrangements shall be aggregated. Notwithstanding the foregoing, cash or deferred arrangements that are not permitted to be

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aggregated under Treasury regulations issued under section 401(k) of the Code shall be treated as separate arrangements.”
XIII.
     Section 5.2(4) of the Plan is hereby amended in its entirety to read as follows:
     “(4) In the event that excess contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess contributions (plus any income and minus any loss allocable thereto through a date no more than seven days before the date of distribution, determined in accordance with Section 7.1) shall be distributed to the highly compensated Eligible Employees on the basis of the respective portions of the excess contributions attributable to each such highly compensated Eligible Employee in order of the dollar amount of Before-Tax Contributions made by or on behalf of such highly compensated Eligible Employees beginning with the highly compensated Eligible Employee with the highest dollar amount of Before-Tax Contributions. For the purposes of this Subsection (4), the term “excess contributions” shall mean, for any Plan Year, the excess of (a) the aggregate amount of Before-Tax Contributions actually paid to the Trust on behalf of highly compensated Eligible Employees for such Plan Year over (b) the maximum amount of Before-Tax Contributions permitted for such Plan Year under Subsection (1) of this Section, determined by hypothetically reducing Before-Tax Contributions made on behalf of highly compensated Eligible Employees in order of their actual deferral percentages (as defined in Subsection (2) of this Section) beginning with the highest of such percentages.”

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XIV.
     Effective as of January 1, 2007, Section 5.2(5) of the Plan is hereby amended in its entirety to read as follows:
     “(5) In the event all or a portion of a Member’s Before-Tax Contributions are distributed to him pursuant to Subsection (4) of this Section, Restricted Employer Matching Contributions, or effective January 1, 2007, Employer Matching Contributions made with respect to such Before-Tax Contributions (and any income allocable thereto) shall be forfeited and applied to reduce future Restricted Employer Matching Contributions, or effective January 1, 2007, Employer Matching Contributions required to be made under the Plan.”
XV.
     The last sentence of Section 5.3(1) of the Plan is hereby deleted and the following sentences are substituted therefor:
“If two or more plans of the Controlled Group to which matching contributions, employee contributions or before-tax contributions (as defined in Section 5.1) are made are treated as one plan for purposes of section 410(b) of the Code, such plans shall be treated as one plan for the purposes of this Subsection (1). If any eligible highly compensated Eligible Employee is a participant under two or more plans of the Controlled Group to which matching contributions or employee contributions are made, all such contributions shall be aggregated for purposes of this Subsection (1) and in the event that such plans have different plan years, all such contributions made during the Plan Year under all such plans shall be aggregated. Notwithstanding the

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foregoing, plans that are not permitted to be aggregated under Treasury regulations issued under section 401(m) of the Code shall be treated as separate plans.”
XVI.
     Effective as of January 1, 2007, Section 5.3(2) of the Plan is hereby amended in its entirety to read as follows:
     “(2) For the purposes of this Section, the contribution percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (a) the sum of the Employer Matching Contributions and, at the election of the Company, any Before-Tax Contributions not taken into account for the Plan Year under Section 5.2(2), made under the Plan by or on behalf of each such Eligible Employee for such Plan Year to (b) the Eligible Employee’s Credited Compensation for such Plan Year.”
XVII.
     Section 5.3(3) of the Plan is hereby amended in its entirety to read as follows:
     “(3) In the event that excess aggregate contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess aggregate contributions (plus any income and minus any loss allocable thereto through a date no more than seven days before the date of distribution, determined in accordance with Section 7.1) shall be forfeited (if forfeitable) and applied to reduce subsequent Restricted Employer Matching Contributions , or effective January 1, 2007, Employer Matching Contributions required under the Plan or (if not forfeitable) shall be distributed to the highly compensated Eligible Employees on the basis of the respective portions of the excess aggregate

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contributions attributable to each such highly compensated Eligible Employee in order of the dollar amount of Restricted Employer Matching Contributions, or effective January 1, 2007, Employer Matching Contributions made with respect to highly compensated Eligible Employees beginning with the highly compensated Eligible Employee with the highest dollar amount of Restricted Employer Matching Contributions, or effective January 1, 2007, Employer Matching Contributions. For the purposes of this Subsection (3), the term “excess aggregate contributions” shall mean, for any Plan Year, the excess of (a) the aggregate amount of the Restricted Employer Matching Contributions, or effective January 1, 2007, Employer Matching Contributions actually paid to the Trust by or on behalf of highly compensated Eligible Employees for such Plan Year over (b) the maximum amount of such Restricted Employer Matching Contributions, or effective January 1, 2007, Employer Matching Contributions permitted for such Plan Year under Subsection (1) of this Section, determined by hypothetically reducing Restricted Employer Matching Contributions, or effective January 1, 2007, Employer Matching Contributions made by or on behalf of highly compensated Eligible Employees in order of their contribution percentages (as defined in Subsection (2) of this Section) beginning with the highest of such percentages.”
XVIII.
     Section 5.4(3) of the Plan is hereby amended in its entirety to read as follows:
     “(3) In applying the limitations set forth in Sections 5.2(1) and 5.3(1) the Company may, at its option, utilize such testing procedures as may be permitted under sections 401(a)(4), 401(k), 401(m) or 410(b) of the Code, subject to any applicable limitations contained in the regulations, including, without limitation, (a) aggregation of the Plan with one or more

9

other qualified plans of the Controlled Group, (b) inclusion of qualified matching contributions, qualified non-elective contributions or elective deferrals described in, and meeting the requirements of, Treasury regulations under sections 401(k) and 401(m) of the Code made to any other qualified plan of the Controlled Group, (c) exclusion of all Eligible Employees (other than highly compensated Eligible Employees) who have not met the minimum age and service requirements of section 410(a)(1)(A) of the Code, or (d) any permissible combination thereof.”
XIX.
     Effective as of January 1, 2007, the first sentence of Section 6.2 of the Plan is hereby deleted and the following sentences substituted therefor:
“The Trustee shall establish and maintain an Account for each Member, which Account shall reflect, pursuant to Sub-Accounts established and maintained thereunder, the amount, if any, of the Member’s (a) Before-Tax Contributions, (b) Employer Profit Sharing Contributions, (c) Employer Matching Contributions, (d) Flo-Pak Plan Employee Contributions, (e) Flo-Pak Plan Employer Contributions and (f) Rollover Contributions. The Employer Matching Contributions Sub-Account established and maintained pursuant to the preceding sentence shall include, effective January 1, 2007, amounts attributable to Restricted Employer Matching Contributions and Employer Matching Contributions made under the Plan prior to August 1, 2000.”
XX.
     Effective as of January 1, 2007, Section 6.4 of the Plan is hereby amended in its entirety to read as follows:
     “6.4 Investment of Contributions. Each Member shall, in accordance with procedures established by the Committee, direct that all Before-Tax Contributions and Rollover

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Contributions made to the Trust Fund for such Member be invested in such of the Investment Funds provided in Section 6.1 as the Member shall elect, provided, however, that investment elections shall be made in multiples of 1% of such Contributions. An investment election made by a Member shall remain in effect and be applicable to all subsequent Before-Tax Contributions and Rollover Contributions made for him unless an investment change is made by him and becomes effective pursuant to Subsection (2) of this Section. In the absence of an effective investment election by a Member, all Before-Tax Contributions and Rollover Contributions made to the Trust Fund for such Member shall be invested in the Investment Fund designated by the Committee for such purpose. Employer Matching Contributions made on behalf of a Member on or after January 1, 2007 shall be invested in the Gorman-Rupp Stock Fund.
     (2) A Member may, in accordance with procedures established by the Committee, change his investment election to any other election permitted by Subsection (1) of this Section with respect to all subsequent Before-Tax Contributions and Rollover Contributions made for him. In addition, a Member may, as of any Valuation Date, in accordance with procedures established by the Committee, elect to transfer all or a part (in 1% increments) of the portion of his Account which has been invested in an Investment Fund (including any portion of his Account attributable to Employer Contributions which has been invested in the Gorman-Rupp Stock Fund), based on the value of such Account on the immediately preceding Valuation Date, to any other Investment Fund specified by him.”

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XXI.
     Effective as of January 1, 2007, the first sentence of Section 6.6(1) of the Plan is hereby amended by deleting in its entirety the parenthetical phrase that appears at the end thereof.
XXII.
     Effective as of January 1, 2007, clause (b) of Section 6.6(3) of the Plan is hereby amended by deleting in its entirety the parenthetical phrase that appears therein.
XXIII.
     Effective as of January 1, 2007, the first sentence of Section 7.4(1) of the Plan is hereby amended in its entirety to read as follows:
“Except to the extent necessary to give effect to investment elections and investment change elections made under Section 6.4 and to make distributions or withdrawals from the Plan as provided in Article VIII or except as otherwise expressly provided in the Plan or the Trust Agreement, the Trustee shall not sell, alienate, encumber, pledge, transfer or otherwise dispose of, or tender or withdraw, any Gorman-Rupp Stock held by it under the Plan.”
XXIV.
     The last sentence of Section 8.6(5) of the Plan is hereby amended in its entirety to read as follows:
“For purposes of the preceding sentence, the phrase “any other plan maintained by any Employer” means any other qualified or nonqualified deferred compensation plan maintained by any Employer, including a stock option, stock purchase or similar plan, or a cash or deferred

12

arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code (other than mandatory employee contributions under a welfare or pension plan), and such phrase shall be interpreted in a manner consistent with Treasury regulations issued under Section 401(k) of the Code.”
XXV.
     Effective as of January 1, 2003, Section 8.14(1)(a) is hereby amended by deleting the reference to “section 1.401(a)(9)-1, Q&A-4” and substituting therefor “section 1.401(a)(9)-4, Q&A-1”.
XXVI.
     Section 14.3 of the Plan is hereby amended by inserting the following language before the period at the end thereof:
“; provided, however, that Before-Tax Contributions may only be distributed upon termination of the Plan if the Company (and any related employer, as defined in Treas. Reg. section 1.401(k)-6) does not establish or maintain another defined contribution plan (other than an employee stock ownership plan as defined in sections 4975(e)(7) or 409(a) of the Code, a simplified employee pension plan under section 408(k) of the Code, a SIMPLE IRA under section 408(p) of the Code or a plan or program described in sections 403(b), 457(b) or 457(f) of the Code)”
XXVII.
     Article XV of the Plan is hereby amended by inserting the following new Section 15.9 at the end thereof:
     “15.9 Recovery of Overpayments. In the event of an erroneous payment or payment amount in excess of the Plan’s obligation, the Plan may reduce future benefits by the

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amount of the error or may recover the excess directly from the person to or for whom the payment was made. This right of recovery does not limit the Plan’s right to recover an erroneous payment in any other manner.”
EXECUTED this 21 day of December, 2006.

THE GORMAN-RUPP COMPANY
By:	/s/ JEFFREY S. GORMAN
	Name:	Jeffrey S. Gorman
	Title:	President and Chief Executive Officer

By:	/s/ JUDITH L. SOVINE
	Name:	Judith L. Sovine
	Title:	Corporate Treasurer

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